SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

Filed by the Registrant  |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement             |_|      Confidential, For Use
                                                          of the Commission Only
                                                          (as permitted by
                                                          Rule 14a-6(e) (2))

|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                  Metromedia International Group, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

Elliott Associates, L.P. and Elliott International, L.P.
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box): |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         |_| Fee paid previously with preliminary materials:


         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

ELLIOTT ASSOCIATES, L.P.         ELLIOTT INTERNATIONAL, L.P.
712 Fifth Avenue                 c/o HSBC Financial Services (Cayman) Limited
New York, New York               P.O. Box 1109 GT,
10019-4108                       HSBC House, Mary Street
                                 Grand Cayman, Cayman Islands
                                 British West Indies

                                  July 27, 2001

Dear Fellow MMG Stockholder:

Elliott  Associates,   L.P.  and  Elliott  International,   L.P.  (together
"Elliott"), institutional stockholders under common management, hold over 3 million shares of common stock of Metromedia International Group, Inc. (the "Company" or "MMG"). Elliott wishes to provide you with an update on the status of its dealings with MMG.

We remain profoundly concerned about the continued decline in MMG's stock price. As the graph below demonstrates, MMG'S STOCK PRICE HAS DECLINED APPROXIMATELY 87% since its initial trading day:


Graph:

                                            Closing Price
                                            of Metromedia
Date                                        Common Stock

02-Nov-95                                   17.5
30-Nov-95                                   18
29-Feb-96                                   13.75
30-May-96                                   13.5
30-Aug-96                                   11.25
30-Nov-96                                   12.125
28-Feb-97                                   10
30-May-97                                   10.75
30-Aug-97                                   11.875
30-Nov-97                                   9.75
28-Feb-98                                   11.375
30-May-98                                   13.5
30-Aug-98                                   5.1875
30-Nov-98                                   4.4375
28-Feb-99                                   5.8125
30-May-99                                   8.3125
30-Aug-99                                   6.375
30-Nov-99                                   4.625
29-Feb-00                                   6.875
30-May-00                                   3.9375
30-Aug-00                                   3.9375
30-Nov-00                                   2.98
28-Feb-01                                   2.94
30-May-01                                   2.70
25-July-01                                  2.30

[In the letter sent to stockholders, a graph is inserted here in place of the preceding table showing the decline in the closing price of MMG's common stock on the American Stock Exchange from November 2, 1995, its initial trading day, through July 25, 2001. The graph illustrates the information contained in the immediately preceding table as follows:

     X-axis (Horizontal):      Date (November 2, 1995 - July 25, 2001, broken
                               down into quarterly intervals)

     Y-axis (Vertical):        Metromedia closing stock price]

MMG's closing price on the American Stock Exchange on July 25, 2001 was $2.30. HOW MUCH DID YOU PAY FOR YOUR SHARES?

As stockholders of MMG, you should be aware that Elliott has filed a formal complaint against the Company under Section 211 of the Delaware General Corporation Law to compel MMG to schedule its 2001 annual meeting of stockholders. On July 23, after a trial date was set in our case against the Company, MMG finally announced in a press release that its annual meeting will be held on October 12, 2001. That announcement was long overdue. In light of this development, we are weighing alternatives in regard to our litigation.

While it is a positive development that MMG has finally set a date for its annual meeting, we are extremely dissatisfied by the fact that MMG is forcing its stockholders to wait another 2 1/2 months before the annual meeting. The last annual meeting held by MMG was on May 17, 2000, meaning that close to 17 months will have elapsed between annual meetings. In our opinion, THIS DELAY IS UNJUSTIFIED, especially in light of the poor stock price performance of MMG. The annual meeting is the cornerstone of corporate governance and stockholder accountability. It is unfortunate that we have had to resort to litigation designed to force the Company to provide this most basic of rights to its stockholders.

What is particularly troubling about MMG's announcement of the annual meeting date is that it raises many more questions than it answers.

o MMG has still not set a record date for the annual meeting, nor have they disclosed the exact time or place where the meeting will be held.

o MMG has made no reference to what issues are to be voted on at this upcoming annual meeting. You as a stockholder may be aware that MMG has been exploring structural alternatives since November of 2000,1 ostensibly to maximize stockholder value. Since that time, close to nine months have passed and MMG has yet to put forth concrete alternatives to maximize stockholder value, stating only that:

       "The Company is continuing to work with its advisors on restructuring the Company, but has not yet finalized these plans. Any final action will be subject to a number of conditions in addition to final Board approval, including, for certain transactions, obtaining the consent of the Company's banks, bondholders and SHAREHOLDERS (emphasis added)."2

o A plan purported to be in the works for nine months may require stockholder consent and yet MMG still has not indicated what issues are to be voted on at the annual meeting. When will we hear if the Company has finalized any reorganization plan, or what that plan includes?

You as a stockholder should be aware that Elliott has filed an amended preliminary proxy statement with the Securities and Exchange Commission in connection with the 2001 annual meeting of MMG stockholders. The amended preliminary proxy statement nominates two candidates to the Board and puts forward two stockholder proposals. The amended preliminary proxy statement, which can be found on the SEC's website (http://www.sec.gov), discusses a number of issues that Elliott believes have resulted in the downward trend in MMG's stock price. Elliott urges you to read its amended preliminary proxy statement. You may also read Elliott's relevant press releases at (http://www.lens-inc.com/companies/mmg/mmg.html).

If you receive a proxy statement from the Company, we urge you to take no action until after you have received our proxy statement in the mail and reviewed it.

If you have any questions or comments, please contact Lawrence Dennedy at MacKenzie Partners, Inc. by calling toll free at 1-800-322-2885 or by mail at MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010.

Sincerely,

ELLIOTT ASSOCIATES, L.P.                ELLIOTT INTERNATIONAL, L.P.

                                        By:      Elliott International Capital
By:      /s/ Paul E. Singer                              Advisors Inc.
         -------------------
         Paul E. Singer                          Attorney-in-Fact for
         General Partner                         Elliott International, L.P.

                                        By:      /s/ Paul E. Singer
                                                 -------------------
                                                 Paul E. Singer
                                                 President



                                    IMPORTANT

PLEASE READ THE PROXY STATEMENT OF ELLIOTT ASSOCIATES, L.P. AND ELLIOTT INTERNATIONAL, L.P. WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT THE INDIVIDUALS DEEMED TO BE PARTICPANTS IN THE SOLICITATION OF PROXIES OF METROMEDIA INTERNATIONAL GROUP, INC. STOCKHOLDERS. YOU MAY OBTAIN THIS PROXY STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV AND AT WWW.FREEEDGAR.COM. YOU MAY ALSO OBTAIN THIS PROXY STATEMENT, OR ANY OTHER INFORMATION RELEVANT TO THE SOLICITATION OF PROXIES BY ELLIOTT ASSOCIATES AND ELLIOTT INTERNATIONAL, BY CONTACTING LAWRENCE
E. DENNEDY BY MAIL AT MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, OR BY CALLING MR. DENNEDY TOLL FREE AT (800) 322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS PROXY STATEMENT IS PUBLICLY AVAILABLE.





--------
1 Metromedia International Group Board Authorizes Evaluation of Plan to Separate Its Existing Businesses, Business Wire, Nov. 8, 2000, available at http://www.metromedia-group.com (Company Home Page), Press Release File (stating that its "Board of Directors had authorized management to evaluate structural alternatives[.]")

2 Metromedia International Group Updates Previously Announced Plan to Explore Structural Alternatives, Business Wire, July 2, 2001, available at http://www.metromedia-group.com (Company Home Page), Press Release File.